UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 29, 2006

GPS INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada

(State of Incorporation)

000-30104	88-0350120
(Commission File Number)	(I.R.S. Employer Identification No.)

#214, 5500 - 152nd Street, Surrey, BC Canada	V3S 5J9
(Address of Principal Executive Offices)	(Zip Code)

(604) 576-7442

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

As previously reported, on November 13, 2006, GPS Industries, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement “) with Great White Shark Enterprises, Inc. and Leisurecorp LLC, pursuant to which the Company agreed, subject to certain closing conditions, to sell for an aggregate purchase price of $15,740,890 a total of 1,574,089 shares of newly authorized Series B Convertible Preferred Stock (the “Preferred Shares”) and warrants to purchase up to 59,885,186 shares of the Company’s Common Stock. The closing of the sale of the foregoing Preferred Shares and warrants occurred on December 29, 2006. At the closing, the Company issued the Preferred Shares and warrants in accordance with the terms of the Securities Purchase Agreement and also entered into a Registration Rights Agreement and a Shareholder Agreement with Great White Shark Enterprises, Inc., Leisurecorp LLC, Robert C. Silzer, Sr. and Douglas Wood. The terms of the Securities Purchase Agreement and certain of the related transaction documents were previously disclosed by the Company in its Current Report on Form 8-K filed with the Securities and Exchange Commission on November 17, 2006 (the “Initial Form 8-K”) and filed as exhibits to the Initial Form 8-K.

As required by the Securities Purchase Agreement and disclosed in the Initial Form 8-K, the entire outstanding principal balances of both the $1,500,000 loan the Company received on November 13, 2006 from Great White Shark Enterprises, Inc. and the $5,000,000 loan the Company received on November 13, 2006 from Leisurecorp LLC were applied to the purchase price of the Preferred Shares and warrants sold to them. As a result, both of the foregoing loans were cancelled on December 29, 2006.

Furthermore, as required by the Securities Purchase Agreement and disclosed in the Initial Form 8-K, at the closing of the sale of the Preferred Shares and warrants, (i) Douglas Wood, one of the Company’s directors, exchanged $3,000,000 of cash loans made by him to the Company for 300,000 Preferred Shares and warrants to purchase 12,295,082 shares of Common Stock, and (ii) Mr. Silzer, the Chief Executive Officer and a director of the Company, exchanged $750,000 of obligations owed to him by the Company for 12,295,082 shares of Common Stock and warrants to purchase 3,073,770 shares of Common Stock.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Under the Securities Purchase Agreement, the Company was required to elect two persons designated by Leisurecorp LLC to the Company’s Board of Directors, which persons shall serve as “Preferred Directors” under the Preferred Shares Certificate of Designation. Leisurecorp LLC designated Mr. Marc Potter and Mr. Robert Linn as the new additional directors. Accordingly, on December 28, 2006, the Board of Directors of the Company increased the size of the Board of Directors to five and elected Mr. Potter and Mr. Linn as additional directors. The election of Mr. Potter and Mr. Linn became effective on December 29, 2006 immediately after the closing of the sale of the Preferred Shares and warrants to Great White Shark Enterprises, Inc. and Leisurecorp LLC. The Board of Directors has not yet determined on which committees, if any, Mr. Potter and Mr. Linn will serve. Other than being the designees of Leisurecorp LLC to the Board of Directors under the Securities Purchase Agreement, Mr. Potter and Mr. Linn have not had any relationship with, or engaged in any transaction with the Company during the past two years.

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On December 28, 2006, the Board unanimously adopted an amendment to the Company’s Bylaws to exempt from the Nevada Control Share Acquisition Act the Preferred Shares and warrants issued under the Securities Purchase Agreement. The foregoing amendment became effective as of the closing of the transactions under the Securities Purchase Agreement.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description
3.1	Amendment to Bylaws
10.1	Registration Rights Agreement, dated December 29, 2006, between the Company, Great White Shark Enterprises, Inc., Leisurecorp LLC, Robert C. Silzer, Sr. and Douglas Wood
10.2	Shareholder Agreement, dated December 29, 2006, between the Company, with Great White Shark Enterprises, Inc., Leisurecorp LLC, Robert C. Silzer, Sr. and Douglas Wood

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 5th day of January 2007.

By:         /s/ Robert C. Silzer, Sr.
Robert C. Silzer, Sr.
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment to Bylaws
10.1	Registration Rights Agreement, dated December 29, 2006, between the Company, Great White Shark Enterprises, Inc., Leisurecorp LLC, Robert C. Silzer, Sr. and Douglas Wood
10.2	Shareholder Agreement, dated December 29, 2006, between the Company, with Great White Shark Enterprises, Inc., Leisurecorp LLC, Robert C. Silzer, Sr. and Douglas Wood